UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2013
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THE WESTERN UNION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 6, 2013, the Board of Directors (the “Board”) of The Western Union Company (the “Company”) approved amendments to Article II of the Amended and Restated By-laws of the Company (the “By-laws”), effective immediately, to provide a form of “proxy access” such that stockholders of the Company meeting certain eligibility requirements and complying with certain procedural, disclosure and advance notice requirements are entitled to nominate eligible candidates for election to the Board and include certain information and supporting statements regarding such nominees in the Company's proxy statement for its annual meeting of stockholders, subject to certain limitations, including:

•
In order to nominate candidates for election to the Board pursuant to the proxy access procedures, a stockholder or group of stockholders must demonstrate continuous beneficial ownership of 3% or more of the Company's common stock for the three years leading up to the submission of notice to nominate such candidates.

•
The aggregate number of directors on the Board that can be elected pursuant to such procedure is limited to 20% of the full Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates is the closest whole number below 20%. The number of permitted candidates includes nominees submitted under these proxy access procedures that were either later withdrawn or that the Board subsequently determined to include in that year's proxy statement as Board-nominated candidates. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder will select one nominee for inclusion in the Company's proxy statement until the maximum number is reached. The order of selection is determined by the amount (largest to smallest) of the Company's common stock held by each nominating stockholder or group of stockholders.

•
Requests to include nominated candidates in the Company's proxy statement must be received no later than 120 calendar days before the first anniversary of the date that the Company distributed its proxy statement to stockholders for the previous year's annual meeting of stockholders.

•	Stockholders that have a control intent or are participating in a simultaneous proxy contest or circulating a different proxy card are precluded from utilizing these proxy access procedures.

•
The Company shall not be required to include, pursuant to its By-laws, any information concerning any stockholder nominee in its proxy statement for any meeting of stockholders (i) for which the Secretary of the Company receives a notice that a stockholder has nominated such person for election to the Board pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 8(b) of the Company's By-laws, (ii) who would cause the number of stockholder nominees included in the Company's proxy statement to exceed the maximum number permitted by the By-laws, (iii) who is not independent under the listing standards of the principal U.S. exchange upon which the common stock of the Company is listed, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company's directors, or (iv) (A) whose election as a member of the Board would cause the Company to be in violation of its By-laws, its Certificate of Incorporation, the rules and listing guidelines of the principal U.S. securities market in which the common stock of the Company trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years.

The foregoing description of the amendments to the By-laws is qualified in its entirety by the text of the Amended and Restated By-Laws, as amended, which are filed as Exhibit 3.1(ii) to this Current Report on Form 8-K, and are incorporated by reference in their entirety into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits
The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit

3.1(ii)	Amended and Restated By-Laws of the Company, as amended as of March 6, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2013	THE WESTERN UNION COMPANY

	By:	/s/ DARREN A. DRAGOVICH
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1(ii)	Amended and Restated By-Laws of the Company, as amended as of March 6, 2013.